UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 8, 2010
POPULAR, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	001-34084	66-0667416

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

209 Munoz Rivera Avenue
Hato Rey, Puerto Rico	00918

(Address of principal executive offices)	(Zip Code)
(787) 765-9800
Registrant’s telephone number, including area code:
Not applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-2.1
EX-99.1
EX-99.2
EX-99.3

Item 1.01. Entry into a Material Definitive Agreement.
On August 8, 2010, Popular, Inc. (“Popular”), its wholly-owned subsidiary EVERTEC, Inc. (“EVERTEC”), and two newly formed subsidiaries of a fund managed by an affiliate of Apollo Management VII, L.P. (“Apollo”), AP Carib Holdings, Ltd. (“AP Carib”) and Carib Acquisition, Inc. (“Merger Sub”), entered into the Second Amendment, dated as of August 8, 2010 (the “Second Amendment”), to the Agreement and Plan of Merger, dated as of June 30, 2010 and amended August 5, 2010 (the “Merger Agreement”), among Popular, EVERTEC, AP Carib and Merger Sub. The Second Amendment amends the Merger Agreement to include as exhibits the forms of certain agreements and various schedules and exhibits to agreements which Popular and AP Carib covenanted in the Merger Agreement to negotiate in good faith prior to the closing (the “Closing”) of the merger of Merger Sub with and into EVERTEC (the “Merger”) and which will be entered into at the Closing. The Merger Agreement had been previously amended by the First Amendment (the “First Amendment”), dated August 5, 2010, to the Merger Agreement, but all the amendments effected by the First Amendment were superseded by the Second Amendment.
The forms of agreements attached to the Merger Agreement as part of the Second Amendment, each as summarized below, include:
•	a form of Stockholder Agreement (the “Stockholder Agreement”),

•	a form of Amended and Restated Master Service Agreement (the “MSA”),

•	a form of Technology Agreement (the “Technology Agreement”),

•	a form of Amended and Restated Independent Sales Organization Sponsorship and Service Agreement (the “ISO Agreement”),

•	a form of Amended and Restated ATH Network Participation Agreement (the “ATH Network Participation Agreement”) and

•	a form of ATH Support Agreement (the “ATH Support Agreement”).
The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as an exhibit hereto and is fully incorporated herein by reference.
Stockholder Agreement
The Stockholder Agreement to be entered into at the Closing will govern the corporate governance and operation of Carib Holdings, Inc. (“Carib Holdings”), a company to be formed to which each of AP Carib and Popular will contribute their respective shares of EVERTEC capital stock immediately following the effective time of the Merger. Pursuant to the Stockholder Agreement, the nine member board of directors of Carib Holdings will initially be comprised of five directors named by AP Carib, three directors named by Popular and the CEO of Carib Holdings. EVERTEC’s board of directors will be comprised of the same members as the board of directors of Carib Holdings. Each of Popular and AP Carib will have limited pre-emptive rights and will be restricted from selling their interests in Carib Holdings as described in the Stockholder Agreement.
The foregoing description of the Stockholder Agreement is qualified in its entirety by reference to the full text of such form of agreement, a copy of which is filed as an exhibit hereto and is fully incorporated herein by reference.
Amended and Restated Master Service Agreement
At the Closing, Popular, Banco Popular de Puerto Rico (“BPPR”) and EVERTEC will enter into the MSA, pursuant to which EVERTEC will provide various processing and information technology services to Popular, BPPR and their respective subsidiaries. Following the second anniversary of the date of the MSA, such service fees will be adjusted annually to reflect changes in the consumer price index, provided that any such fee adjustment may not exceed 5% per year. The MSA will provide for a 15 year term commencing upon the Closing (subject to an option of EVERTEC to extend such term by an additional three years upon a change of control of Popular or BPPR). After the initial term, the MSA will renew automatically for successive 3 year periods, unless a party gives written notice to the other parties not less than 1 year prior to the relevant renewal date. The MSA will provide for termination by a party (i) for the other party’s breach of the agreement that results in a material adverse effect on the terminating party that continues for more than 90 days, (ii) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days, or (iii) for a prohibited assignment of the MSA by the other party. EVERTEC will agree to provide certain transition assistance to Popular, BPPR and their respective subsidiaries in connection with a termination of the MSA or certain events described therein, subject to certain conditions set forth in the Technology Agreement.
The foregoing description of the MSA is qualified in its entirety by reference to the full text of such form of agreement, a copy of which is filed as an exhibit hereto and is fully incorporated herein by reference.
Technology Agreement
At the Closing, Popular and EVERTEC will enter into the Technology Agreement, pursuant to which EVERTEC will deposit certain proprietary software, technology and other assets into escrow within ninety days of the effective date of the Technology Agreement and thereafter on a semi-annual basis during the term of the MSA and the term of any transition period under the MSA. As specified in the Technology Agreement, Popular will have the right and option, upon the occurrence of certain release events, to obtain the release of part, and upon the occurrence of other release events, all of the materials deposited into escrow. Upon the occurrence of any release event, Popular will also have the option to elect to exercise its rights under a license granted by EVERTEC to Popular to use and otherwise exploit all or any part of the released materials for the term (perpetual or term-limited) specified by Popular. Popular and EVERTEC will negotiate the fair market value of the rights elected by Popular upon the release of the escrow.
The foregoing description of the Technology Agreement is qualified in its entirety by reference to the full text of such form of agreement, a copy of which is filed as an exhibit hereto and is fully incorporated herein by reference.
Amended and Restated Independent Sales Organization Sponsorship and Service Agreement
At the Closing, BPPR and EVERTEC will enter into the ISO Agreement pursuant to which BPPR will sponsor EVERTEC as an independent sales organization with respect to certain credit card associations and EVERTEC will accept certain responsibilities as an independent sales organization. The term of the ISO Agreement will continue until December 31, 2025 and thereafter will be automatically renewed for successive three year periods unless written notice of non-renewal is given at least one year in advance by either party.
Pursuant to the ISO Agreement, BPPR will agree to exclusively refer to EVERTEC any merchant that inquires about, requests or otherwise evidences interest in the payment and transaction processing services provided by EVERTEC under the ISO Agreement (“Merchant Services”). BPPR will receive a referral fee for each merchant referred that subsequently agrees to receive Merchant Services from EVERTEC. EVERTEC will also agree under the ISO Agreement to refer to BPPR any merchant doing business in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands that inquires about, requests or otherwise evidences interest in banking services or products.
During the term of the ISO Agreement and for one year following the termination of the ISO Agreement for any reason, BPPR may not and may not cause any independent sales organization sponsored by BPPR to solicit any merchant receiving Merchant Services from EVERTEC to receive such services instead from another independent sales organization. This non-solicitation restriction does not apply, however, to (i) any banking customer of BPPR to which EVERTEC is unable or unwilling to provide Merchant Services and (ii) to any merchant with respect to the solicitation by BPPR to provide banking services and products.
Pursuant to the ISO Agreement, BPPR will be the acquiring member with respect to the credit card associations covered by the ISO Agreement for anyone in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands

agreeing to receive Merchant Services from EVERTEC. If BPPR cannot or will not act as the acquiring member for any particular merchant, EVERTEC will be permitted to enter into an agreement with another financial institution to act as the acquiring member for such merchant under certain circumstances.
BPPR will also agree under the ISO Agreement not to sponsor any independent sales organization, other than EVERTEC, to operate in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands under any credit card associations covered by the ISO Agreement or any other card schemes. If EVERTEC cannot or will not act as an independent sales organization for any particular card association or scheme, BPPR may sponsor another person as an independent sales organization for that card association or scheme.
Amended and Restated ATH Network Participation Agreement and ATH Support Agreement
At the Closing, BPPR and EVERTEC will enter into the ATH Network Participation Agreement pursuant to which EVERTEC will (i) give BPPR access to the ATH network owned and operated by EVERTEC by providing various services (the “ATH Network Services”), including by connecting BPPR’s ATMs to the ATH network, monitoring BPPR’s ATMs, agreeing to forward transactions from connected terminals to the participant of the ATH network and settling transactions among ATH network participants from all point-of-sale and ATM terminals on a daily basis and (ii) grant to BPPR a non-exclusive, non-transferable, limited, royalty free license to use the ATH logo and the ATH word mark and any other trademarks or service marks used by EVERTEC in connection with the ATH Network (collectively, the “ATH Mark”) within the United States territories, the Commonwealth of Puerto Rico, and any other country where the ATH Mark is registered or subject to registration. The ATH Network Participation Agreement will provide for a 15 year term commencing upon the Closing (subject to an option of EVERTEC to extend such term by an additional three years upon a change of control of BPPR). After the initial term, the ATH Network Participation Agreement will renew automatically for successive 3 year periods, unless a party gives written notice to the other parties not less than 1 year prior to the relevant renewal date. The ATH Network Participation Agreement will provide for termination (i) by EVERTEC if BPPR commits a material breach, which includes, but is not limited to (a) any activities or actions of BPPR which reflect adversely on the business reputation of EVERTEC, any participant in the ATH Network or the ATH Network or (b) any breach of the license described above, (ii) by BPPR, if EVERTEC commits a breach or series of breaches that results in a material adverse effect on BPPR or (iii) by either party (a) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days, or (b) for a prohibited assignment of the ATH Network Participation Agreement by the other party.
In addition, BPPR will agree to grant EVERTEC a right of first refusal with respect to any development, maintenance or other technology project related to the ATH Network Services and will agree to exclusively use EVERTEC to provide the ATH Network Services throughout the term of the ATH Network Participation Agreement.
BPPR and EVERTEC will also enter into the ATH Support Agreement at the Closing pursuant to which BPPR will agree to support the ATH brand by (i) supporting, promoting and marketing the ATH network and brand and debit cards bearing the symbol of the ATH network, either exclusively or with the symbol of another credit card association, (ii) issuing in each successive twelve month period at least a set minimum number of debit cards exclusively bearing the symbol of the ATH network (“ATH Debit Cards”). BPPR will not be responsible for any failure to issue at least the required minimum number of ATH Debit Cards under the ATH Support Agreement during any twelve month period if as a result of factors outside of BPPR’s control there is a change in demand for debit cards (including a reduction in the demand for ATH Debit Cards ), an increase in demand for debit cards bearing the symbol of the ATH network and the symbol of another credit card association (“Dual Branded Debit Cards”) or the development of new payment technologies in the market that result in a decrease in demand for debit cards (including a reduction in demand for ATH Debit Cards). BPPR will also agree not to, and will not create incentives for its or its affiliates personnel to, promote, support or market (i) debit cards other than ATH Debit Cards or Dual Branded Debit Cards or (ii) credit cards in a manner targeted to negatively impact the issuance of ATH Debit Cards and Dual Branded Debit Cards. The ATH Support Agreement will terminate upon the earlier of 15 years after the date of the Closing or the termination of the MSA.
BPPR will agree that, during the term of the ATH Support Agreement, it may not directly or indirectly enter into any agreement with another card association to issue Dual Branded Debit Cards without EVERTEC’s prior written consent. Under the ATH Support Agreement, if BPPR desires to enter into such an agreement, it will consult with EVERTEC and provide documentation and other support requested by EVERTEC to demonstrate that BPPR’s entry into the agreement will have a direct economic benefit to EVERTEC. EVERTEC will then be required to make a good faith determination based on such documentation and support whether to consent to BPPR’s entry into the agreement.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit 2.1	Second Amendment to the Agreement and Plan of Merger, dated as of August 8, 2010, among Popular, Inc., EVERTEC, Inc., AP Carib Holdings, Ltd. and Carib Acquisition, Inc.

Exhibit 99.1	Form of Stockholder Agreement

Exhibit 99.2	Form of Amended and Restated Master Service Agreement

Exhibit 99.3	Form of Technology Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Popular, Inc.
By:	/s/ Ileana González
	Name:	Ileana González
	Title:	Senior Vice President and Comptroller

Dated: August 12, 2010